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                                                                    EXHIBIT 11


       [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]


                                                        January 30, 1997

Van Kampen American Capital
  Equity Income Fund
One Parkview Plaza
Oakbrook Terrace, IL  60181

   Re:  Van Kampen American Capital Equity Income Fund
        Registration Statement on Form N-14 (File No.333-18685)

Ladies and Gentlemen:

     We have acted as counsel to Van Kampen American Capital Equity Income Fund, a Delaware business trust (the "Equity Income Fund"), registered under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with the preparation of the Equity Income Fund's Registration Statement on Form N-14 (File No. 333-18685) as filed with the Securities and Exchange Commission (the "Commission") on December 24, 1996 as amended by Amendment No. 1 thereto to be filed with the Commission on or about January 30, 1997 (the "Registration Statement").

     The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Class A, B and C shares of beneficial interest, par value 0.01 per share, of the Equity Income Fund (the "Shares") to be issued in connection with the acquisition by the Equity Income Fund of the assets and assumption of the liabilities of the Van Kampen American Capital Balanced Fund, (the "Balanced Fund"), a series of Van Kampen American Capital Equity Trust, a Delaware business trust (the "Equity Trust"), pursuant to an Agreement and Plan of Reorganization by and between the Equity Trust, on behalf of the Balanced Fund, and the Equity Income Fund.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Equity Income Agreement and Declaration of Trust of the Equity Income Fund, as amended to the date hereof; (iii) the Certificate of Trust of the Equity Income Fund as filed with the Secretary of State of Delaware, as amended to the date hereof; (iv) the By-laws of the Equity Income Fund, as amended to the date hereof; (v) the form of Agreement and Plan of Reorganization (the "Agreement"), which is included as an exhibit to the Registration Statement; and (vii) copies of certain resolutions adopted by the Board of Trustees of the Equity Income Fund and furnished to us by the Equity Income Fund relating to the transactions contemplated by the Agreement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Equity Income Fund and such agreements, certificates of public officials, certificates of officers or representatives of the Equity Income Fund and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all
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Van Kampen American Capital
 Equity Income Fund
January 30, 1997
Page 2

documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the Agreement, when executed and delivered by the parties thereto, will be in the form reviewed by us in connection with this opinion. As to any facts material to our opinions expressed herein which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Equity Income Fund and others.

     Members of our firm are admitted to the practice of law in the State of Illinois and we do not express any opinion as to the laws of any other jurisdiction other than matters relating to Delaware business organizational statues (including statutes relating to Delaware business trusts) and the federal laws of the United States of America to the extent specifically referred to herein.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement shall have become effective under 1933 Act, (ii) the Agreement is duly executed and delivered by the Equity Income Fund and the other parties thereto, (iii) the Shares have been issued and delivered to the Balanced Fund in exchange for the assets and assumption of the liabilities of the Balanced Fund in accordance with the Agreement; and (iv) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be validly issued, fully paid and nonassessable.

     Wayne W. Whalen, a Trustee of the Equity Trust and the Equity Income Fund, is a partner in this Firm.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 11 to the Registration Statement. We hereby consent to the reference to our Firm under the heading "THE PROPOSED REORGANIZATION - Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                           Very truly yours,



                           /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)